EXHIBIT 21
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SUBSIDIARIES OF THE REGISTRANT.


North American Galvanizing Company*
2250 East 73rd Street - Suite 300
Tulsa, OK 74136-6832

Reinforcing Services, Inc. **
2250 East 73rd Street - Suite 300
Tulsa, OK 74136-6832

Premier Coatings, Inc. **
2250 East 73rd Street - Suite 300
Tulsa, OK 74136-6832

NAGaIv-Ohio, Inc. **
1723 Cleveland Avenue, SW
Canton, OH 44707

Rogers Galvanizing Company - Kansas City **
2250 East 73rd Street - Suite 300
Tulsa, OK 74136-6832

   * Wholly owned direct subsidiary
  ** Wholly owned indirect subsidiary